Exhibit 10.2

PREFERRED STOCK PURCHASE AGREEMENT

by and among

INNVENTURE, INC.

and

THE PURCHASERS LISTED ON SCHEDULE I HERETO

Dated as of March [•], 2025

TABLE OF CONTENTS
		Page
ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	3
Section 1.02.	General Interpretive Principles	6

ARTICLE II

SALE AND PURCHASE OF SERIES C PREFERRED STOCK

Section 2.01.	Sale and Purchase of the Series C Preferred Stock	6
Section 2.02.	Closing	6

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.	Representations and Warranties of the Company	7
Section 3.02.	Representations and Warranties of Each Purchaser	11

ARTICLE IV

REGISTRATION RIGHTS.

Section 4.01.	Company Registration	13
Section 4.02.	Obligations of the Company	13
Section 4.03.	Furnish Information	14
Section 4.04.	Expenses of Registration	14
Section 4.05.	Indemnification.	15

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01.	Taking of Necessary Action	16
Section 5.02.	Corporate Actions	16
Section 5.03.	Tax Treatment	17
Section 5.04.	Section 4501 Tax	17

SCHEDULE – PURCHASERS
EXHIBIT A – FORM OF CERTIFICATE OF DESIGNATION

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March [•], 2025 (the “Effective Date”), is by and among Innventure, Inc., a Delaware corporation (the “Company”), and the several Purchasers listed from time to time on Schedule I attached hereto (each a “Purchaser” and collectively, the “Purchasers”).  Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, at the Closing, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to such Purchasers, an aggregate of up to 5,000,000 shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”), at a purchase price of $10.00 per share (the “Series C Preferred Stock Purchase Price”), having the terms and conditions specified in the form of Certificate of Designation of Series C Preferred Stock attached hereto as Exhibit A (the “Certificate”) to be issued on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company and each Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.     Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.  Notwithstanding the foregoing, with respect to each Purchaser, the Company and the Company’s Subsidiaries shall not be considered Affiliates of such Purchaser or any of such Purchaser’s Affiliates.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Board of Directors” shall have the meaning set forth in Section 3.01(c).

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York are not option for the transaction of normal banking business.

“Certificate” shall have the meaning set forth in the recitals hereof.

“change” shall have the meaning set forth in the definition of Material Adverse Effect.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means any shares of common stock, par value $0.0001, of the Company that are listed and traded on the Listing Exchange under the name and ticker “INV”.
“Company” shall have the meaning set forth in the preamble hereof.

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall include its correlative meanings, “controlled by” and “under common control with”.

“Converted Shares” shall have the meaning set forth in Section 4.01.

“Effective Date” shall have the meaning set forth in the preamble hereof.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Investor Indemnitee” shall have the meaning set forth in Section 4.05(a).

“Issuance Cap” shall have the meaning set forth in Section 7.01(a)(ii).

“Listing Exchange” means the Nasdaq Stock Market (Nasdaq).

“Loss” or “Losses” shall have the meaning set forth in Section 4.05(a).

“Material Adverse Effect” means any change, effect, condition, event, circumstance, occurrence or development (each a “change”, and collectively, “changes”) that, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on (a) the business, assets, liabilities or financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Closing or to perform its obligations under this Agreement.

“Maximum Aggregate Ownership Amount” shall have the meaning set forth in Section 7.01(a)(i).

“Maximum Aggregate Voting Amount” shall have the meaning set forth in Section 7.01(a)(i).

“Person” means an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Preferred Stock” shall have the meaning set forth in Section 3.01(b).

“Purchase Price” means, with respect to each Purchaser, the purchase price listed opposite such Purchaser’s name on Schedule I hereto.

“Purchaser” shall have the meaning set forth in the preamble hereof.

“Registration Statement” shall have the meaning set forth in Section 4.01.

“Requisite Stockholder Approval” shall have the meaning set forth in Section 7.01(a)(i).

“Sanctioned Party” means any entity 50% or more owned or, where relevant under applicable sanctions laws, controlled, individually or in the aggregate, by one or more party designated on a sanctioned parties list administered by the U.S., in each case only to the extent that dealings with such persons are prohibited pursuant to applicable laws and regulations pertaining to trade and economic sanctions administered by the U.S.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of registrable securities, and fees and disbursements of counsel for any Purchaser.

“Series C Preferred Stock” shall have the meaning set forth in the recitals hereof.

“Series C Preferred Stock Purchase Price” shall have the meaning set forth in the recitals hereof.

“Subsidiary” means, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” means a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

Section 1.02.    General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The name assigned to this Agreement and the headings used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Whenever the words “include,” “includes,” or “including,” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

ARTICLE II

SALE AND PURCHASE OF SERIES C PREFERRED STOCK

Section 2.01.    Sale and Purchase of the Series C Preferred Stock.  On the terms and conditions of this Agreement, at the Closing, each Purchaser shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to each Purchaser, severally and not jointly, the applicable number of shares of Series C Preferred Stock listed opposite such Purchaser’s name on Schedule I hereto (as such schedule can be amended or supplemented pursuant to Section 6.03).

Section 2.02.     Closing.

(a)      On the terms of this Agreement, the closing of the purchase and sale of Series C Preferred Stock pursuant to this Agreement will take place simultaneously with the execution of this Agreement on the Effective Date (the “Closing”).

(b)       At the Closing:

(i)          The Company will (A) issue and deliver to each Purchaser the Series C Preferred Stock purchased by it, registered in the name of each applicable Purchaser, in each case free and clear of all liens, except restrictions on transfer imposed by the Securities Act, any other applicable securities laws or any other agreement by and among the Company and any of the Purchasers (the terms of which, for the avoidance of doubt, shall only apply to those Purchasers who are party thereto), and the Company will instruct its transfer agent to record, and the transfer agent shall record, the issuance of the shares of Series C Preferred Stock to each applicable Purchaser on the transfer agent’s books and records, against payment in full by or on behalf of such Purchaser of the applicable Purchase Price, (B) deliver to each Purchaser this Agreement and the Certificate, each of which shall be duly authorized and executed by the Company and (C) deliver to each Purchaser a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Effective Date, certifying (1) that the Company is in good standing in the state of Delaware, (2) that the Company’s Amended and Restated Certificate of Incorporation, By-Laws and Certificate of Designation of Series B Preferred Stock, in each case as filed with the SEC as attachments to the Company’s Form 10-Q filed on November 14, 2024, and the Certificate are in full force and effect and have not been amended, supplemented, revoked or repealed and (3) that, in accordance with the organizational documents of the Company, the Company has obtained all proper corporate authorization necessary to the execution, delivery and consummation of this Agreement.

(ii)          Each Purchaser will (A) cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to such Purchaser in an amount equal to the applicable Purchase Price, and (B) deliver a counterpart to this Agreement, duly executed by such Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.     Representations and Warranties of the Company.  As of the date hereof (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), the Company represents and warrants to each Purchaser as follows:

(a)         Existence and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b)       Capitalization.  Immediately prior to the consummation of the transactions contemplated hereby, the authorized capital stock of the Company will consist of (i) 250,000,000 shares of Common Stock of which 47,101,300 shares were issued and outstanding as of March 10, 2025, and (ii) 25,000,000 shares of preferred stock, with a par value of $0.0001 per share (“Preferred Stock”), (A) 3,000,000 shares of which are designated as “Series B Preferred Stock” and 1,097,000 shares of which are issued and outstanding as of March 10, 2025 and (B) 5,000,000 shares of are designated as “Series C Preferred Stock” and none of which are issued and outstanding.  Other than as disclosed here and in the Company Reports, there are no material (1) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any securities, including Common Stock, (2) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding Common Stock or any securities convertible into or exchangeable for the foregoing, (3) bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the holders of Common Stock may vote, are issued or outstanding, (4) preemptive or similar rights to purchase or otherwise acquire the Common Stock, or (5) any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement with respect to the sale or voting of the Common Stock.

(c)          Authorization.  The execution, delivery and performance of this Agreement, the Certificate, and the issuance and sale of the Series C Preferred Stock pursuant to this Agreement have been duly authorized by the Board of Directors of the Company (the “Board of Directors”) and the Board of Directors has (i) duly reserved the requisite number of shares of Series C Preferred Stock to be issued in accordance with the terms and conditions of the Certificate and (ii) duly authorized and confirmed the final form of the Certificate attached hereto as Exhibit A.  No other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement or the Certificate and the consummation by it of the transactions contemplated hereby.  Assuming this Agreement constitutes the valid and binding obligation of each Purchaser and is duly executed and delivered by each other party hereto, this Agreement is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(d)        No General Solicitation; No Integration; No Resales.  None of the Company nor its Subsidiaries has directly, or through any Person or any entity acting on its or their behalf, (i) sold, delivered, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or could be integrated with the sale and delivery of the Series C Preferred Stock in a manner that would require the registration under the Securities Act of the Series C Preferred Stock or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act or within the meaning of Rule 502(c) of the Securities Act) in connection with the offering of the Series C Preferred Stock or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(e)        Valid Issuance.  When issued, all Series C Preferred Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.  The Common Stock issuable upon conversion of the Series C Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights, liens or encumbrances created by or imposed by a Purchaser.  Assuming the accuracy of the representations and warranties of each Purchaser set forth herein, the Series C Preferred Stock and Common Stock issuable upon conversion thereof will be issued in compliance with all applicable federal and state securities laws.

(f)          Non-Contravention/No Consents.  The execution, delivery and performance of this Agreement and the Certificate in accordance with their terms, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement binding upon the Company or any of its Subsidiaries, (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clause (ii) and this clause (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Assuming the accuracy of the representations of each Purchaser set forth herein, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Closing except for (x)(1) the filing of the Certificate with the Secretary of State of the State of Delaware, (2) filings with the SEC under the Securities Act and Exchange Act and the rules and regulations of the SEC promulgated thereunder and (3) compliance with and filings pursuant to any applicable state securities or blue sky laws, in which case of clause (2) and this clause (3) shall have been made or will be made in a timely manner or (y) any consent, approval, order, authorization, registration, qualification, designation, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g)          Reports; Financial Statements.

(i)          As of their respective dates, all forms, reports, registration statements, prospectuses and other documents (the “Company Reports”) filed by the Company and available on EDGAR complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the Company Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)          Except as otherwise described in the Company Reports, the financial statements of the Company included in the Company Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(iii)          A copy of each Company Report is available to each Purchaser via the SEC’s EDGAR system.  The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the SEC.

(h)       Absence of Certain Changes.  Except as described in Company Reports, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company.

(i)          No Undisclosed Liabilities, etc.  As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (ii) liabilities incurred in the ordinary course of business (except as described in Company Reports) and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)         Compliance with Applicable Law.  Each of the Company and its Subsidiaries has complied in all respects with, and has not received any written notices of any material violation with respect to, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority applicable to the Company or such Subsidiary, in each case, other than such non-compliance, defaults or violations that, individually or in the aggregate, (i) have not had and would not reasonably be expected to have a Material Adverse Effect or (ii) are contained in the Company Reports.

(k)         Legal Proceedings.  Except as otherwise disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened in writing, claims, actions, suits, proceedings, arbitration, charges or, to the knowledge of the Company, investigations against the Company or any of its Subsidiaries that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(l)          Insurance.  Each of the Company and its Subsidiaries maintains insurance policies concerning such casualties as would be reasonable and customary for companies like the Company and its Subsidiaries, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

(m)        Taxes and Tax Returns.  There are no income or other material Taxes due and payable by the Company or any of its Subsidiaries that have not been timely paid and no material withholding Taxes required to be withheld by the Company or any of its Subsidiaries that have not been withheld and timely paid over to the appropriate governmental agency.  There have been no examinations or audits with respect to any Taxes or Tax Returns of the Company or, to the knowledge of the Company, any of its Subsidiaries, by any applicable federal, state, county, local or foreign governmental agency, and the Company has not received written notice of an intent to commence any such examination or audit that remains outstanding.  The Company and its Subsidiaries have duly and timely filed all income or other material Tax Returns required to have been filed by them, and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year.

(n)         Listing and Maintenance Requirements.  As of the date hereof, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the Listing Exchange, and the Company has taken no action designed to, or which, to the knowledge of the Company, is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the Listing Exchange, nor has the Company received as of the date of this Agreement any notification that the SEC or the Listing Exchange is contemplating terminating such registration or listing.

Section 3.02.    Representations and Warranties of Each Purchaser.  As of the date hereof (or, if any such representations and warranties expressly relate to an earlier date, then as of such earlier date), each Purchaser severally (and not jointly) represents and warrants to the Company as follows:

(a)       Existence; Qualification; Authorization.  Such Purchaser has been duly organized and is validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of organization and has all requisite corporate, partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  Each of the execution of this Agreement and the consummation by such Purchaser of the Closing have been duly and validly authorized by such Purchaser.  This Agreement has been duly executed and delivered by such Purchaser to the extent it is a party thereto and, assuming due execution and delivery by the Company, once executed constitutes the valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(b)       Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Series C Preferred Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the shares of Series C Preferred Stock.  The Purchaser has not been formed for the specific purpose of acquiring the Series C Preferred Stock.

(c)      Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Series C Preferred Stock with the Company’s management and has had an opportunity to review the Company’s facilities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.01 of this Agreement or the right of the Purchasers to rely thereon.

(d)       Restricted Securities.  The Purchaser understands that the Series C Preferred Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Series C Preferred Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Series C Preferred Stock indefinitely (or until converted in accordance with the terms of the Certificate) unless they are registered with the SEC and qualified by state authorities.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Series C Preferred Stock for resale, subject to the requirements of Article 4.  The Purchaser acknowledges that the Common Stock is publicly traded and Purchaser understands that this offering is not intended to be a public offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(e)       No Public Market.  The Purchaser understands that no public market now exists for the Series C Preferred Stock, and that the Company has made no assurances that a public market will ever exist for the Series C Preferred Stock.

(f)       Legends.  The Purchaser understands that the Series C Preferred Stock may be notated with a legend substantially similar to the following or otherwise required by the securities laws of any state, to the extent such laws are applicable to the shares of Series C Preferred Stock represented by the certificate, instrument, or book entry so legended:

“THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(g)        Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has delivered to the Company a completed copy of the accredited investor questionnaire provided by the Company to the Purchaser in connection with such Purchaser’s execution of this Agreement.

(h)      Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Series C Preferred Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Series C Preferred Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other Tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Series C Preferred Stock.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Series C Preferred Stock will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(i)        Sanctions.  Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners, is a Sanctioned Party.

(j)       No General Solicitation.  Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation (as such term is used in Regulation D of the Securities Act or within the meaning of Rule 502(c) of the Securities Act), or (ii) published any advertisement in connection with the offer and sale of the Series C Preferred Stock.

(k)     Exculpation Among Purchasers.  The Purchaser acknowledges that it is not relying upon any Person in making its investment or decision to invest in the Company.

(l)      Residence.  If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the Purchaser’s signature page or Schedule I; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which it has its principal place of business is identified in the address or addresses of the Purchaser set forth on the Purchaser’s signature page or Schedule I.

ARTICLE IV

REGISTRATION RIGHTS.

Section 4.01.     Company Registration.  Within 120 calendar days after the Effective Date, the Company will use its commercially reasonable efforts to prepare and file with the SEC a registration statement (the “Registration Statement”) covering the resale of all shares of Common Stock to be issued upon conversion of all of the shares of Series C Preferred Stock then outstanding, including the shares of Series C Preferred Stock issued in connection with a dividend declared by the Company (“Converted Shares”).  The Company shall promptly notify the Purchasers via email of the effectiveness of the Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the SEC.

Section 4.02.   Obligations of the Company.  When the registration of the Converted Shares pursuant to Section 4.01 is complete, the Company shall, as expeditiously as reasonably possible:

(a)      subject to compliance with applicable SEC rules, use its commercially reasonable efforts to keep the Registration Statement continuously effective until the earlier of (i) the date on which all Converted Shares have been sold thereunder, (ii) the date on which all Converted Shares may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions and without current public information (including pursuant to Rule 144(i)(2)), as reasonably determined by the counsel to the Company, or (iii) the date which is the fifth anniversary of the effective date of the Registration Statement;

(b)      prepare and file with the SEC such amendments and supplements to the Registration Statement, and the prospectus used in connection with the Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all Converted Shares covered by the Registration Statement;

(c)       furnish to the selling Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Purchasers may reasonably request in order to facilitate their disposition of their Converted Shares;

(d)     use its commercially reasonable efforts to register and qualify the Converted Shares covered by the Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Purchasers; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)       use its commercially reasonable efforts to cause all such Converted Shares covered by the Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(f)      provide a transfer agent and registrar for all Converted Shares registered pursuant to the Registration Statement and provide a CUSIP number for all such Converted Shares, in each case not later than the effective date of such registration;

(g)       enter into such agreements and take such other actions in order to expedite or facilitate the disposition of such Converted Shares; and

(h)     after the Registration Statement becomes effective, notify each selling Purchaser of any request by the SEC that the Company amend or supplement the Registration Statement or prospectus.

Section 4.03.   Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 4 with respect to the Converted Shares of any selling Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Converted Shares held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Purchaser’s Converted Shares.

Section 4.04.    Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Article 4, including all registration, filing, listing, printers’ and accounting fees, shall be borne and paid by the Company.  All Selling Expenses relating to Converted Shares registered pursuant to this Article 4 shall be borne and paid by the Purchasers pro rata on the basis of the number of Converted Shares registered on their behalf.

Section 4.05.     Indemnification.

(a)       In connection with any registration statement filed by the Company pursuant to Article 4 in which the Purchaser has registered Converted Shares for sale, the Purchaser will, and hereby agrees to, indemnify and hold harmless to the fullest extent permitted by law (i) the Company and each of its directors, officers, employees, agents, affiliates and each other person, if any, who controls the Company and (ii) each other seller and such other seller’s directors, officers, managers, agents and affiliates (each, an “Investor Indemnitee”), in each case against any and all losses, claims, damages, liabilities (including actions or proceedings, whether commenced or threatened, in respect thereof, whether or not such indemnified party is a party thereto), joint or several, and expenses, including the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation, in each case to which such Investor Indemnitee may become subject under the Securities Act or otherwise (collectively, a “Loss” or “Losses”) to the extent such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement (including the prospectus included within) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made by the Company in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Purchaser or other seller of Converted Shares stating that it is for use therein; provided, however, that the liability of such indemnifying party under this Article 4 will be limited to the amount of the net proceeds (after giving effect to underwriting discounts and commissions) received by such indemnifying party in the sale of Converted Shares giving rise to such liability; and, provided, further, however, that no Purchaser shall be required to indemnify an Investor Indemnitee to the extent such Losses arise out of, relate to, or are incurred in connection with an Investor Indemnitee’s gross negligence or willful misconduct.  The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnitee and will survive the transfer of such securities by such indemnifying party.

(b)       Notice of Loss.  Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in this Article 4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; but the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under this Article 4 except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, (i) the indemnifying party will be entitled to participate in and, unless in the indemnified party’s reasonable judgment a conflict of interest exists between the indemnified and indemnifying parties in respect of such Loss, to assume and control the defense thereof, at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, and (ii) after its assumption of the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof.  No indemnifying party will be liable for any settlement of any such action or proceeding effected without the indemnifying party’s written consent, which will not be unreasonably withheld.  No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such Loss or which requires action on the part of the indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

(c)       Contribution.  If the indemnification provided for in this Article 4 is for any reason be unavailable in respect of any Loss, then, in lieu of the amount paid or payable under this Article 4, the indemnified party and the indemnifying party under this Article 4 will contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Converted Shares covered by the registration statement that resulted in such Loss with respect to the statements, omissions or action that resulted in such Loss, as well as any other relevant equitable considerations or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Converted Shares; provided that, for purposes of this clause (ii), the relative benefits received by the prospective sellers will be deemed not to exceed the amount received by such sellers.  No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  No person will be obligated to contribute amounts under this Section 4.05(c) in payment for any settlement of any Loss effected without such person’s consent, not to be unreasonably withheld, conditioned or delayed.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01.     Taking of Necessary Action.  Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Series C Preferred Stock subject to the terms and conditions hereof and compliance with applicable law.  In case at any time before or after the Effective Date any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Series C Preferred Stock, the proper officers, managers and directors of each party to this Agreement shall take all such action as may be reasonably requested by the Company and such actions as the parties shall mutually agree shall be necessary.

Section 5.02.      Corporate Actions.

(a)       At any time that the Series C Preferred Stock remains outstanding, the Company shall from time to time take all lawful action necessary to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion of the Series C Preferred Stock pursuant to the terms of the Certificate.

(b)       Prior to the Closing, the Company shall file the Certificate with the Secretary of State of the State of Delaware.

Section 5.03.    Tax Treatment.  The Company acknowledges and agrees that it is intended that for U.S. federal income Tax purposes any amount in respect of the Series C Preferred Stock on account of the accrual of dividends shall not be treated as a dividend, unless and until such dividends are declared and paid in cash and the Company shall take no position inconsistent with such treatment unless otherwise determined by the Purchasers, on any Tax Return, in any Tax proceeding or otherwise except to the extent otherwise required by a “determination” (as defined in Section 1313(a) of the Code).  In the event that any dividend is paid in cash or a “determination” (as defined in Section 1313(a) of the Code) requires the accrual of dividends to be treated as a dividend for U.S. federal income Tax purposes, the Company shall provide each Purchaser with a reasonable opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, any applicable withholding Tax.  In the event that the Company receives notice in writing or otherwise in the context of a pending or threatened Tax proceeding from any Governmental Entity that the Tax treatment described in this Section 5.03 is or will be challenged by any Governmental Entity or otherwise raised as an issue by any Governmental Entity in connection with any Tax proceeding, (a) the Company shall promptly provide written notice thereof to the Purchasers and (b) the parties hereto shall reasonably cooperate in good faith to defend against any such challenge or claim.

Section 5.04.     Section 4501 Tax.  For the absence of doubt, any Tax imposed pursuant to Section 4501 of the Code, which Tax relates to the Series C Preferred Stock or any transaction relating thereto, shall be the sole responsibility and liability of the Company.

ARTICLE VI

MISCELLANEOUS

Section 6.01.     Survival of Representations and Warranties and Registration Rights.  Unless otherwise set forth in this Agreement, (a) the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement and (b) the registration rights provided in Article 4 shall survive the Closing; provided survival of clause (a) shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

Section 6.02.     Notices.

(a)       Notice Process.  All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

(b)     Notice Addresses.  All communications shall be sent to the respective parties hereto at their email address or address as set forth on the signature page or Schedule I along with a copy, which shall not constitute notice, to any “cc” address noted on Schedule I for such party, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.02.

(c)      Consent to Electronic Notice.  Each Purchaser consents to the delivery of any stockholder notice by electronic mail pursuant to Section 232 of the Delaware General Corporate Law (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page or Schedule I, as updated from time to time by notice to the Company.  Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

Section 6.03.    Entire Agreement; Third Party Beneficiaries; Amendment.  This Agreement (including the Exhibits and Schedules hereto), together with the Certificate, sets forth the entire agreement between the parties hereto with respect to this transaction and is not intended and shall not confer upon any Person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder.  Any provision of this Agreement may be amended or modified in whole or in part at any time solely by an agreement in writing among the Company and the holders of at least 51% of the then-outstanding shares of Series C Preferred Stock.  Such amendment or modification shall be executed in the same manner as this Agreement.  No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05.     Expenses.  Each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and this transaction.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible or may become responsible.

Section 6.06.     Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  No party to this Agreement may assign its rights or obligations absent the prior written consent of the other parties except a complete assignment by Purchaser to a controlled Affiliate.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 6.07.     Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the state or federal courts of/located in the State and City of New York and any appellate court therefrom.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the Purchasers hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.07(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.03 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(b)     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.07.

Section 6.08.     Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 6.09.     Headings.  The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.10.     Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a joinder).  Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.  All obligations of Purchasers hereunder shall be several obligations of such Purchaser and, for the avoidance of doubt, not joint or joint and several obligations.

Section 6.11.    Section 4501 Tax.  For the absence of doubt, any Tax imposed pursuant to Section 4501 of the Code, which Tax relates to the Series C Preferred Stock or any transaction relating thereto, shall be the sole responsibility and liability of the Company.

ARTICLE VII

CONVERSION LIMITATIONS

Section 7.01.     Conversion Limitations.

(a)       Notwithstanding anything herein to the contrary, including in the Certificate, the Company shall not issue to the Purchaser any shares of Common Stock to the extent such shares after giving effect to a conversion would:

(i)          result in the Purchaser (together with the Purchaser’s affiliates) (A) beneficially owning in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (B) controlling in excess of 19.99% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until the Company obtains the approval by the Company’s stockholders (whether approved through a special meeting of the Company’s stockholders or otherwise) in accordance with the stockholder approval requirements of Nasdaq Marketplace Rule 5635 (or any equivalent rule or requirement of the applicable exchange or automated quotation system on which the Common Stock is then listed or quoted) (the “Requisite Stockholder Approval”); and

(ii)          result in the aggregate number of shares of Common Stock issued exceeding 19.99% of the outstanding Common Stock as of the date immediately preceding the Effective Date (the “Issuance Cap”), unless and until the Company obtains the Requisite Stockholder Approval.

(b)       For purposes of this Article VII, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)       For purposes of this Article VII, in determining the number of outstanding shares of Common Stock, Purchaser may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the SEC, (ii) a more recent public announcement by the Company, or (iii) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Purchaser, the Company shall within two Business Days confirm orally and in writing to such Purchaser the number of shares of Common Stock then outstanding.

(d)      If on any attempted conversion of the Series C Preferred Stock, the issuance of the shares of Common Stock would exceed the Maximum Aggregate Ownership Amount, the Maximum Aggregate Voting Amount or the Issuance Cap, and the Company shall not have previously obtained Requisite Stockholder Approval at the time of conversion, then the Company shall (i) issue to the Purchaser requesting conversion such number of shares of Common Stock as may be issued below the Maximum Aggregate Ownership Amount, Maximum Aggregate Voting Amount, or the Issuance Cap, as the case may be and (ii) use reasonable best efforts to seek, as soon as practicable, the Requisite Stockholder Approval.  For the avoidance of doubt, with respect to the remainder of the aggregate number of shares of Common Stock not then issued, the Series C Preferred Stock shall not be convertible until and unless the Requisite Stockholder Approval has been obtained.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

COMPANY

INNVENTURE, INC.

By:
Name:	Gregory W. Haskell
Title:	Chief Executive Officer

Address:	6900 Tavistock Lakes Boulevard, Suite 400
Orlando, FL 32827

[Signature Page to Preferred Stock Purchase Agreement (Series C)]

PURCHASER

[INSERT PURCHASER NAME]

By:

Name:

Title:

Address:

Email:

[Signature Page to Preferred Stock Purchase Agreement (Series C)]

SCHEDULE I

PURCHASERS

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION